Amendment No. 6 to
Credit and Security Agreement
This Amendment No. 6 to Credit and Security Agreement (this “Amendment”), dated as of December 13, 2016, is made by and among Mohawk Factoring, LLC, a Delaware limited liability company (the “Borrower”), Mohawk Servicing, LLC, a Delaware limited liability company (the “Servicer”) the Lenders party hereto, the Liquidity Banks party hereto, the Co-Agents party hereto and SunTrust Bank, a Georgia banking corporation, as administrative agent (in such capacity, the “Administrative Agent”).
WITNESSETH:
Whereas, the Borrower, the Servicer, the Lenders, the Liquidity Banks, the Co-Agents and the Administrative Agent previously entered into that certain Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), dated as of December 19, 2012; and
Whereas, the Borrower and the Servicer have requested that the Administrative Agent, the Lenders, the Liquidity Banks and the Co-Agents extend the Facility Termination Date and make certain other amendments to the Credit and Security Agreement, and the Administrative Agent, the Lenders, the Liquidity Banks and the Co-Agents are willing to do so under the terms of this Amendment;
Now, Therefore, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit and Security Agreement.
Section 2.    Amendment to the Credit and Security Agreement.
2.1.    Section 12.4 of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended shall read as follows:
Section 12.4.    Substitution of Lenders. In the event (a) any Lender is then a Defaulting Lender, (b) a Lender or Agent hereunder is also a lender under the Parent Credit Agreement and such Lender or Agent fails to consent to an amendment or waiver requested under the Parent Credit Agreement at a time when the Required Lenders have approved such amendment or waiver, (c) any Lender requests compensation under Section 10.2, (d) the Borrower is required to pay amount under Section 10.3 to a Lender, (e) any Conduit is then a Downgraded Conduit, or (f) a Lender that is a Non‑Conduit Lender or a Liquidity Bank provides a notice to the Administrative Agent under Section 4.3 (any such Lender referred to in any of clauses (a) through (f) above being hereinafter, together with its related Agent and its related Conduit in its Group (if any) referred to as an “Affected Lender Group”), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender Group to assign, at par, without recourse, all of its interest, rights, and obligations hereunder (including all of its Commitments and the Loans and other amounts at any time owing to the members of such Affected Lender Group hereunder and the other Transaction Documents) to an Eligible Replacement Lender specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have paid to the members of such Affected Lender Group all monies (together with any Broken Funding Costs computed as if the Loans owing to it were prepaid rather than assigned) other than such principal owing to it hereunder, and (iii) the assignment is entered into in accordance with, and subject to the consents required by, Section 12.1 hereof (provided any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrower).
2.2.    The defined terms “Applicable Margin” and “Facility Termination Date”, appearing in Exhibit I to the Credit and Security Agreement are hereby amended and restated in their entirety and as so amended shall read as follows:
“Applicable Margin” shall mean 0.70% per annum.
“Facility Termination Date” means the earlier of (i) December 19, 2017 (or such later date as the parties hereto may agree to from time to time) and (ii) the Amortization Date.
2.3.    The defined term “Change of Control” appearing in Exhibit I to the Credit and Security Agreement is hereby amended by deleting the parenthetical contained in clause (b) thereof.
2.4.    The last sentence appearing in the defined term “Obligor Concentration Limit” appearing in Exhibit I to the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended shall read as follows:
The Special Concentration Limit shall mean (i) with respect to The Home Depot, Inc. and its Affiliates, 19.0% and (ii) with respect to Lowe’s Companies, Inc. and its Affiliates, 14.0%.
2.5.    Schedule D to the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as set forth on Schedule D attached hereto.
Section 3.    No Fundings by Conduits. Notwithstanding anything to the contrary contained in the Credit and Security Agreement or any of the other Transactions Documents, upon and after December 20, 2016:
(a)    No Conduit shall make any Loan;
(b)    Each Conduit shall be deemed to have elected not to make any Loan which such Conduit otherwise had the option to make and each Liquidity Bank for such Conduit shall make such Liquidity Bank’s Pro Rata Share of its Group’s Percentage of such Loan; and
(c)    No CP Costs shall be payable in respect of any Loan.

Section 4.    Representations of the Borrower. The Borrower hereby represents and warrants to the parties hereto that as of the date hereof each of the representations and warranties contained in the Credit and Security Agreement is true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); provided, that with respect to those contained in Section 5.1(a), (e), (f), (l), (u) and (w) of the Credit and Security Agreement, the determination of whether any Material Adverse Effect has occurred as set forth therein shall be made solely by the Borrower, in its reasonable, good faith judgment.
Section 5.    Conditions Precedent. The effectiveness of this Amendment, including without limitation, Section 3 above, is subject to the satisfaction of all of the following conditions precedent:
(a)    Administrative Agent shall have received a fully executed counterpart of this Amendment, including the Performance Guarantor’s Acknowledgment and Consent;
(b)    Administrative Agent shall have received a fully executed counterpart of the Second Amended and Restated Fee Letter;
(c)    each representation and warranty of the Borrower contained herein shall be true and correct; and
(d)    no Amortization Event shall have occurred and be continuing.
Section 6.    Amendment. The parties hereto hereby agree that the provisions and effectiveness of this Amendment shall apply to the Credit and Security Agreement as of the date hereof. Except as amended by this Amendment, the Credit and Security Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.
Section 7.    Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 8.    Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.
Section 9.    Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Section 10.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.    Governing Law and Jurisdiction. The provisions of the Credit and Security Agreement with respect to governing law and consent to jurisdiction are incorporated in this Amendment by reference as if such provisions were set forth herein.
[Signatures appear on following page.]

Amendment No. 6 to Credit and Security Agreement
IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.
Mohawk Factoring, LLC, as Borrower

By:	/s/ John J Koach
Name:    John J Koach
Title:    Secretary
Mohawk Servicing, LLC, as Servicer

By:	/s/ Shailesh Bettadapur
Name:    Shailesh Bettadapur
Title:    VP & Treasurer

SunTrust Bank, as a Non-Conduit Lender

By:	/s/ David Hufnagel
Name:    David Hufnagel
Title:    Vice President
SunTrust Bank, as Co-Agent and Administrative Agent

By:	/s/ David Hufnagel
Name:    David Hufnagel
Title:    Vice President

The Bank of Tokyo‑Mitsubishi UFJ, Ltd., New York Branch, as a Non-Conduit Lender and as Co‑Agent

By:	/s/ Richard Gregory Hurst
Name:    Richard Gregory Hurst
Title:    Managing Director

Mizuho Bank, Ltd., as a Non-Conduit Lender and as Co‑Agent

By:	/s/ Donna DeMagistris
Name:    Donna DeMagistris
Title:    Authorized Signatory

PNC Bank, National Association, as a Non-Conduit Lender and as Co‑Agent

By:	/s/ Eric Bruno
Name:    Eric Bruno
Title:    Senior Vice President

Wells Fargo Bank, National Association, as a Non-Conduit Lender and as Co‑Agent

By:	/s/ Isaac Washington
Name:    Isaac Washington
Title:    Vice President

Performance Guarantor’s Acknowledgment and Consent
The undersigned, Mohawk Industries, Inc., has heretofore executed and delivered the Performance Undertaking dated as of December 19, 2012 (the “Performance Undertaking”) and hereby consents to the Amendment No. 6 to the Credit and Security Agreement as set forth above and confirms that the Performance Undertaking and all of the undersigned’s obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit and Security Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Performance Undertaking referred to above.
Mohawk Industries, Inc.

By:	/s/ Shailesh Bettadapur
Name: Shailesh Bettadpur
Title: VP & Treasurer

Schedule D

Monthly Reporting Dates

Fiscal Month End	Monthly Reporting Date
December 2016	January 17, 2017
January 2017	February 21, 2017
February 2017	March 21, 2017
March 2017	April 18, 2017
April 2017	May 23, 2017
May 2017	June 20, 2017
June 2017	July 18, 2017
July 2017	August 22, 2017
August 2017	September 19, 2017
September 2017	October 17, 2017
October 2017	November 21, 2017
November 2017	December 19, 2017